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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2004




                  BROADBAND WIRELESS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

               NEVADA                                   75-1441442
    (State or other jurisdiction of          I.R.S. Employer Identification No.)
    incorporation or organization)

                8290 West Sahara, Suite #270, Las Vegas, NV 89117
               (Address of principal executive office) (Zip Code)

                  2304 North Interstate Drive, Norman, OK 73072
                  --------------------------------------------
           (Former Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 702-314-6900

Item 5.02
               DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

               On December 16, 2004, the Company announced the removal of Paul Harris, Ben Stanley and John Walsh as Directors. The shareholders voted by proxy to remove them from the board at a special shareholder's meeting on November 19, 2004 at Las Vegas, Nevada. The special meeting took place by order of the Federal Court in Las Vegas, Nevada. There were no other matters before the shareholders at the meeting. The effective date of the Director's removal was as of the announcement. There is no termination pay or compensation package planned for the outgoing directors. The Company's litigation against the outgoing directors is continued until February 15, 2005. In moving forward the Board of Directors of Broadband Wireless International are Mr. Keith McAllister Co-Chairman, Mr. Michael Williams Co-Chairman, and Dr. Ron Tripp. The corporate officer positions are held by Dr. Ron Tripp, Chief Executive Officer, Mr. Darwin Payton, President, and Mr. Michael Williams, Secretary-Treasurer.


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Item 8.01
               OTHER EVENTS.

None

Item 9.01
               FINANCIAL STATEMENTS OR EXHIBITS.

a.

        Financial Statements.

        None

b.

        Exhibits.

        None


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:
        December 21, 2004
                                          Broadband Wireless International, Inc.



                                          /s/ Dr. Ronald Tripp
                                          -----------------------------
                                          Dr. Ronald Tripp
                                          Chief Executive Officer